Exhibit 23.2

KPMG LLP 1601 Market Street Philadelphia, PA 19103-2499

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 28, 2023, with respect to the consolidated financial statements of AdaptHealth Corp., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania

December 13, 2023